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Exhibit 99.3

VORNADO REALTY L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information presents (i) the Pro Forma Condensed Consolidated Balance Sheet of Vornado Realty L.P. (the "Company") as of June 30, 2005, as if the acquisition of Toys "R" Us, Inc. ("Toys") had occurred on June 30, 2005, and (ii) the Pro Forma Condensed Consolidated Statements of Income of the Company for the Six Months Ended June 30, 2005 and for the Year Ended December 31, 2004, as if the acquisition, including acquisition debt and purchase price accounting, had occurred on January 1, 2004.

        The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company's actual results of operations or financial position would have been had this acquisition been consummated on the dates indicated, nor does it purport to represent the Company's results of operations or financial position for any future period. The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with (i) the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K/A for the Year Ended December 31, 2004, filed with the Securities and Exchange Commission ("SEC") on June 10, 2005, (ii) the unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 4, 2005, (iii) the Company's consolidated financial statements and notes thereto for the year ended December 31, 2004, included in the Company's Current Report on Form 8-K, filed with the SEC on August 19, 2005, (iv) the consolidated financial statements and notes thereto of Toys as of and for the Year Ended January 29, 2005 which were filed by Toys with the SEC on April 29, 2005 under Part I, Item 8 of its Annual Report on Form 10-K for its fiscal year ended January 29, 2005, and which are filed as Exhibit 99.1 to this Current Report on this Form 8-K/A; and (v) the unaudited condensed consolidated financial statements and notes thereto of Toys as of and for the 26 weeks ended July 30, 2005, which were filed by Toys with the SEC on September 14, 2005 under Part I, Item 1 of its Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2005, and which are filed as Exhibit 99.2 to this Current Report on Form-8K/A.

Vornado Realty L.P.
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2005 (unaudited)

(Amounts in Thousands)	Consolidated Historical	Pro Forma Adjustments		Consolidated Pro Forma Adjusted
	(a)
ASSETS
Real estate, net	$8,617,498	$—		$8,617,498
Cash and cash equivalents	842,098	(381,690	)(b)	460,408
Escrow deposits and restricted cash	193,938	—		193,938
Marketable securities	347,977	(20,991	)(c)	326,986
Investments and advances to partially owned entities	817,891	395,838	(e)	1,213,729
Accounts receivable	181,145	—		181,145
Notes and mortgage loans receivable	356,175	—		356,175
Other assets	1,082,983	—		1,082,983

Total assets	$12,439,705	$(6,843)		$12,432,862

LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
Notes and mortgages payable	$4,188,565	$—		$4,188,565
Senior unsecured notes	956,316	—		956,316
Exchangable senior debentures	490,250	—		490,250
Accounts payable and accrued expenses	397,478	—		397,478
Other liabilities	284,267	—		284,267

Total liabilities	6,316,876	—		6,316,876
Minority interest	279,648	—		279,648
Partners' capital	5,843,181	(6,843	)(d)	5,836,338

Total liabilities and partners' capital	$12,439,705	$(6,843)		$12,432,862

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005:

(a)
Reflects the Unaudited Consolidated Balance Sheet of the Company as of June 30, 2005.

(b)
Reflects the cash consideration paid in the acquisition, net of (i) $25.0 million paid to the Company by Toys for an origination fee which was treated as a reduction of the purchase price and (ii) $0.7 million paid to the Company by Toys for an expense reimbursement.

(c)
Reflects the fair value of Toys stock the Company relinquished in the acquisition.

(d)
Reflects the elimination of unrealized gains classified within other comprehensive income on the shares of Toys stock owned by the Company and relinquished in the acquisition.

(e)
Reflects the carrying value of the Company's investment in Toys as a result of the acquisition.

Vornado Realty L.P.
Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2005 (unaudited)

	Consolidated Historical	Pro Forma Adjustments	Consolidated Pro Forma Adjusted
	(a)
(Amounts in Thousands, except per share data)
Revenues	$1,193,454	$—	$1,193,454

Expenses:
Operating	581,146	—	581,146
Depreciation and amortization	161,804	—	161,804
General and administrative	86,507	—	86,507

Total expenses	829,457	—	829,457

Operating income	363,997	—	363,997
Income applicable to Alexander's	38,416	—	38,416
Income (loss) from partially-owned entities	15,820	(80,727) (c)
		3,465 (e)	(61,442)
Interest and other investment income	171,121	(4,262) (d)	166,859
Interest and debt expense	(161,314)	—	(161,314)
Net gain on disposition of wholly-owned and partially-owned assets other than depreciable real estate	3,488	—	3,488
Minority interest of partially-owned entities	1,730	—	1,730

Income (loss) from continuing operations	433,258	(81,524)	351,734
Income from discontinued operations	32,506	—	32,506

Net income (loss)	465,764	(81,524)	384,240
Preferred unit distributions	(54,805)	—	(54,805)

Net income (loss) applicable to Class A units	$410,959	$(81,524)	$329,435

Net income (loss) per Class A unit—basic	$2.81	$(0.56)	$2.25

Net income (loss) per Class A unit—diluted	$2.66	$(0.52)	$2.14

Reconciliation of Net income (loss) to EBITDA(b):
Net income (loss)	$465,764	$(81,524)	$384,240
Interest and debt expense	174,966	84,553	259,519
Depreciation and amortization	155,752	57,575	213,327
Income tax expense (benefit)	1,929	(22,372)	(20,443)

EBITDA	$798,411	$38,232	$836,643

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended June 30, 2005:

(a)
Reflects the Unaudited Condensed Consolidated Statement of Income of the Company for the Six Months Ended June 30, 2005.

(b)
EBITDA represents "Earnings Before Interest, Taxes, Depreciation and Amortization". Management considers EBITDA a supplemental measure for making decisions and assessing the unlevered performance of its segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on a multiple of EBITDA, management utilizes this measure to make investment decisions as well as to compare the performance of its assets to that of its peers. EBITDA may not be comparable to similarly titled measures employed by other companies.

(c)
Reflects the Company's 32.9% interest of Toys' Net income (loss) for the Quarters Ended April 30, 2005 and July 30, 2005 accounted for under the equity method. The Company's fiscal year ends on December 31 whereas Toys fiscal year ends on the Saturday nearest January 31, therefore the Company will record its pro rata share of Toys' Net income (loss) on a one-quarter lag basis. Accordingly, had the Company owned its portion of Toys on January 1, 2005 the Company would have recorded its pro-rata share of Toys' financial results for their Quarters Ended January 29, 2005 and April 30, 2005 in the Company's Consolidated Statements of Income for the Quarters Ended March 31, 2005 and June 30, 2005 and the results would have been significantly different because of Toys' seasonality for the Quarter Ended January 29, 2005 which includes the holiday selling season.

(d)
Reflects the reduction of interest income on the cash consideration provided in connection with the acquisition.

(e)
Represents the elimination of the Company's 32.9% share of Toys' management fees.

Vornado Realty L.P.
Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2004

	Consolidated Historical	Pro Forma Adjustments		Consolidated Pro Forma Adjusted
	(a)
(Amounts in Thousands, except per share data)
Revenues	$1,712,713	$—		$1,712,713

Expenses:
Operating	681,556	—		681,556
Depreciation and amortization	244,020	—		244,020
General and administrative	145,229	—		145,229
Costs of acquisitions and development not consummated	1,475	—		1,475

Total expenses	1,072,280	—		1,072,280

Operating income	640,433	—		640,433
Income applicable to Alexander's	8,580	—		8,580
Income from partially-owned entities	43,381	(2,636	)(c)
		6,930	(e)	47,675
Interest and other investment income	203,998	(3,715	)(d)	200,283
Interest and debt expense	(242,955)	—		(242,955)
Net gain on disposition of wholly-owned and partially-owned assets other than depreciable real estate	19,775	—		19,775
Minority interest of partially-owned entities	(109)	—		(109)

Income (loss) from continuing operations	673,103	579		673,682
Income from discontinued operations	77,013	—		77,013

Net income (loss)	750,116	579		750,695
Preferred unit distributions	(94,070)	—		(94,070)

Net income (loss) applicable to Class A units	$656,046	$579		$656,625

Net income (loss) per Class A unit—basic	$4.56	$0.00		$4.56

Net income (loss) per Class A unit—diluted	$4.36	$0.00		$4.36

Reconciliation of Net income (loss) to EBITDA(b):
Net income (loss)	$750,116	$579		$750,695
Interest and debt expense	313,289	175,357		488,646
Depreciation and amortization	296,980	115,150		412,130
Income tax expense (benefit)	1,664	(76,670)		(75,006)

EBITDA	$1,362,049	$214,416		$1,576,465

Notes
to Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2004:

(a)
Reflects the consolidated Statement of Income of the Company for the Year Ended December 31, 2004.

(b)
EBITDA represents "Earnings Before Interest, Taxes, Depreciation and Amortization". See page 3 of this Exhibit 99.3 to this Current Report on Form 8-K/A for further information.

(c)
Reflects the Company's 32.9% interest of Toys' Net income (loss) for the Year Ended January 29, 2004, accounted for under the equity method. The Company's fiscal year ends on December 31 whereas Toys' fiscal year ends on the Saturday nearest January 31, therefore the Company will record its pro rata share of Toys' Net income (loss) on a one-quarter lag basis.

(d)
Reflects the reduction of interest income on the cash consideration provided in connection with the acquisition.

(e)
Represents the elimination of the Company's 32.9% share of Toys' management fees.

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  Exhibit 99.3
VORNADO REALTY L.P. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Vornado Realty L.P. Pro Forma Condensed Consolidated Balance Sheet June 30, 2005 (unaudited)
Vornado Realty L.P. Pro Forma Condensed Consolidated Statement of Income For the Six Months Ended June 30, 2005 (unaudited)
Vornado Realty L.P. Pro Forma Condensed Consolidated Statement of Income For the Year Ended December 31, 2004